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                                                              EXHIBIT (i)(1)(ii)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                    December 16, 2008

Van Kampen Trust II
522 Fifth Avenue
New York, New York 10036

     Re: Van Kampen Trust II, on behalf of its series, Van Kampen Global Tactical Asset Allocation Fund
         (File Nos. 333-153900 and 811-22242)

Ladies and Gentlemen:

     We have acted as special counsel to Van Kampen Trust II (the "Trust"), a statutory trust organized under the laws of the State of Delaware and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of its series, Van Kampen Global Tactical Asset Allocation Fund (the "Fund"), in connection with the preparation of Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, with the Securities and Exchange Commission (the "Commission") on or about December 16, 2008. The Registration Statement relates to the registration under the 1933 Act and 1940 Act of an indefinite number of each of Class A Shares of beneficial interest, par value $.01 per share, Class B Shares of beneficial interest, par value $.01 per share, Class C Shares of beneficial interest, par value $.01 per share, Class I Shares of beneficial interest, par value $.01 per share, and Class R Shares of beneficial interest, par value $.01 per share, of the Trust on behalf of the Fund (collectively, the "Shares").

     This opinion is being delivered in accordance with the requirements of Item 23(i) of Form N-1A under the 1933 Act and the 1940 Act.

     In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic, and the authenticity of the originals of such copies. As to any facts material to the opinion that we did not independently establish or verify, we have relied upon statements and representations of the Trust and its officers and other representatives.

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     In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

     (i) the Certificate of Trust filed with the Secretary of State of Delaware;

     (ii) the Agreement and Declaration of Trust of the Trust, as amended to the date hereof (the "Declaration of Trust");

     (iii) the By-Laws of the Trust, as amended to the date hereof;

     (iv) the Certificate of Designation establishing the series of shares of the Trust; and

     (v) the resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters.

     We express no opinion as to any laws of any jurisdiction other than the Delaware Statutory Trust Act.

     Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of Shares by the Trust on behalf of the Fund have been duly authorized by the Trust and, assuming certificates therefor have been duly executed, countersigned, registered and delivered or the shareholders' accounts have been duly credited and the Shares represented thereby have been fully paid for, such Shares will be validly issued, fully paid and, except as provided in
Section 6.1(l) of the Trust's Declaration of Trust, nonassessable.

     We hereby consent to the filing of this opinion with the Commission as Exhibit (i)(1)(ii) to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP


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